Exhibit 24.2

POWER OF ATTORNEY

GEISHA J. WILLIAMS, the undersigned, Chief Executive Officer and President of PG&E Corporation (the “Corporation”), hereby constitutes and appoints JOHN R. SIMON, LINDA Y.H. CHENG, EILEEN O. CHAN, WONDY S. LEE, ERIC MONTIZAMBERT, JUSTYNA LLOYD, and ROBIN J. REILLY, and each of them, as her attorneys-in-fact with full power of substitution and resubstitution to sign and file with the Securities and Exchange Commission in her capacity as Chief Executive Officer and President (principal executive officer) of the Corporation:

(A) Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-209586) filed with the Securities and Exchange Commission on February 18, 2016 relating to the offer and sale of 5 million shares of common stock of the Corporation under the PG&E Corporation Dividend Reinvestment and Stock Purchase Plan, and

(B)	any and all further amendments, supplements, and other filings or documents related to such Registration Statement.

The undersigned hereby ratifies all that said attorneys-in-fact or any of them may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have signed these presents this 13th day of April, 2017.

/s/ GEISHA J. WILLIAMS
Geisha J. Williams